Exhibit 10.1

2020 Executive Officer Annualized Base Salaries

Effective June 22, 2020, the annualized base salaries for Omnicell’s executive officers are as follows:

Name	Title	2020 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$745,000
Dan S. Johnston	Executive Vice President and Chief Legal & Administrative Officer	$365,000
Peter J. Kuipers	Executive Vice President and Chief Financial Officer	$450,000
Nhat H. Ngo	Executive Vice President, Marketing, Strategy and Business Development	$385,000
Scott P. Seidelmann	Executive Vice President and Chief Commercial Officer	$435,000